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                                                                   EXHIBIT 10.31

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") between ELTRAX SYSTEMS, INC. a Minnesota corporation having its principal place of business in Atlanta, Georgia ("Eltrax"), together with its subsidiaries (collectively, the "Company") and DON
G. HALLACY, an individual residing in the State of Georgia ("Employee"), is dated as of March 24, 1999.

                    ARTICLE 1: EMPLOYMENT, DUTIES AND TERM

1.1  Employment Position. Upon the terms and conditions set forth in this
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     Agreement, the Company hereby employs Employee as President and Chief
     Executive Officer of Eltrax, and Employee accepts such employment.

1.2  Duties
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     (a)  Employee shall devote his full-business time and give his best efforts to the Company and to fulfilling those duties commensurate with his position; provided, however, that Employee may serve as a director for a company that does not compete with Eltrax, subject to the prior approval of the Eltrax Board of Directors, whose consent shall not be unreasonably withheld.

     (b) Employee shall perform his duties in the best interests of the Company, its employees and its shareholders.

     (c) Employee shall comply with the Company's policies and procedures to the extent they are not inconsistent with this Agreement, in which case the provisions of this Agreement shall prevail.

1.3  Term. The term of Employee's employment shall commence on March 24, 1999
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     (the "Employment Date"), and shall terminate on the later of March 31,
     2003 or the final day of the Severance Period (as defined in Section 3.2
     (b)(ii), unless earlier terminated pursuant to Article 3 of this Agreement. Employee will assume his duties as President and CEO of the Company during April of 1999, on a date to be determined by the Eltrax Board of Directors.

             ARTICLE 2: BASE COMPENSATION, EXPENSES, AND BENEFITS

2.1  Base Salary. For all services rendered under this Agreement during the
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     term of Employee's employment, the Company shall pay Employee, in accordance with Eltrax's usual pay practices, a base salary, exclusive of benefits and bonuses, at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (the "Base Salary").

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2.2  Bonus.
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     (a)  In addition to the Base Salary, Employee will be entitled to an annual bonus (which shall not be less than zero) calculated as 2% of the Company's net income (without taking into account amounts paid under this Section 2.2(a)), as reported in the Company's Form 10-K (the "Bonus"). Notwithstanding, for each of 1999 and 2000, Employee shall receive a minimum $100,000 Bonus and for the first three (3) months of 2003, Employee shall receive an amount equal to the Bonus for such year multiplied by 25%. Company and the Employee agree that the formula used to determine the Bonus shall be mutually reviewed on or within 120 days from the Employment Date.

     (b) The declaration and payment of the Bonus shall be made as soon as practicable following the audit of the Company's annual earnings, but in no event later than April 15th of each year, and shall be paid in a lump sum to Employee, subject to applicable withholding rules.

2.3  Options.
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     (a)  Employee shall receive options (the "Bonus Options") issued under the
          Eltrax Stock Incentive Plans (the "Option Plans") to acquire 500,000 shares of Eltrax common stock (the "Bonus Stock") at an exercise price equal to the market price of such Bonus Stock on the Employment Date. To the extent permitted under applicable law the Bonus Options shall be characterized as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (i) The Bonus Options shall vest, subject to Article 3, according to the following schedule: (A) 100,000 on the Employment Date, and (B) 100,000 on each successive yearly anniversary of the Employment Date.

          (ii) Provided termination of this Agreement has not occurred pursuant to Sections 3.1(a) or 3.2(a), the Company guarantees that at March 31, 2003, or if earlier, the end of the Severance Period (as defined in Section 3.2(b)(ii)), the difference between the Bonus Stock Fair Market Value (defined below) and the aggregate exercise price of Employee's vested Bonus Options will be no less than $1,305,000. In the event such difference is less than $1,305,000, the Company will pay to the Employee the amount of such deficiency (but in no event more than $1,305,000) as additional compensation, as soon as practicable following the calculation of such deficiency. Bonus Stock Fair Market Value shall mean the average of the closing prices of Eltrax common stock on each of the

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               five trading days preceding the day immediately prior to
               March 31, 2003, or if earlier, the end of the Severance Period, multiplied by the number of shares of Bonus Stock which may be acquired pursuant to exercise of Employee's vested Bonus Options.

     (b) During the first quarter of each year beginning in 2000, Employee shall receive options to acquire a minimum of 50,000 shares of Eltrax's common stock at the market price of such shares on such issuance date (the "Performance Options"). To the extent permitted under applicable law, the Performance Options shall be characterized as incentive stock options under Section 422 of the Code. The vesting of such Performance Options shall be based on standards of performance for the Employee and the Company determined by the Company's Board of Directors; provided, however, that vesting shall not be delayed beyond March 31, 2003.

     (c) All aspects of the Bonus Options and the Performance Options shall be governed by the terms and conditions of the Eltrax Option Plans, unless specific language regarding the treatment of such Options appears in this Agreement.

2.4  Benefits. In addition to other compensation, Employee shall be entitled to
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     participate in all benefit plans currently maintained or hereafter established by the Company for the benefit of its executive officers generally, in accordance with the terms and conditions of such plans (each a "Benefit Plan"). To the extent Employee is subject to any waiting period pending entry into a particular Benefit Plan, the Company will reimburse Employee during such period for his actual COBRA costs, if any, under his prior employer's group health plan.

2.5  Vacation. Employee shall be entitled to twenty-five (25) paid vacation days
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     for each twelve (12) month period of employment, which if unused, shall accrue ratably during each such period.

2.6  Expenses. The Company shall reimburse Employee for all expenses reasonably
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     and necessarily incurred by Employee during the course and in furtherance of his employment, subject to and made in accordance with such reasonable and nondiscriminatory policies and procedures as may be established by the Company as applicable to its employees.

                         ARTICLE 3: EARLY TERMINATION

3.1  Termination for Cause.
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     (a)  The Company may terminate Employee's employment immediately for Cause.
          For the purpose hereof, "Cause" means: (i) fraud against the Company;
          (ii) theft or embezzlement of the Company's assets, or misuse of Company funds; (iii) willful violation of law resulting in a felony

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          conviction against the Company; (iv) Employee's conviction of any felony not in the Company's business; (iv) a material breach of the terms and conditions of this Agreement not cured within thirty (30) days after written notice describing such breach; or (v) the continued failure by Employee to perform his duties under this Agreement not cured within thirty (30) days after written notice describing such failure.

     (b) In the event of termination for Cause pursuant to this section, none of Employee's unvested Bonus Options or Performance Options shall vest following the Termination Date set forth in a Notice of Termination (as defined in Section 3.4(a)), and Employee shall receive through such Termination Date, in accordance with the Company's usual pay practices, the following:

          (i)   pay at the usual rate of Employee's Base Salary;

          (ii) any accrued but unpaid Bonus relating to the prior calendar year of employment;

          (iii) any benefits to which the Employee is entitled under any Benefit Plan; and

          (iv) compensation for all accrued but unused vacation days, for all periods under this Agreement, to be paid within thirty (30) days of termination, calculated by multiplying the aggregate number of such days by a fraction, the numerator of which equals the Base Salary and the denominator of which equals 260.

3.2  Termination Without Cause. Either Employee or the Company may terminate
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     Employee's employment without Cause by delivering to the other party hereto, a Notice of Termination which specifies a Termination Date no sooner than thirty (30) days following the date of such Notice. In the event of termination of this Agreement and of Employee's employment pursuant to this section, compensation shall be paid as described below:

     (a) If the termination is by Employee, Employee shall receive through the Termination Date, in accordance with the Company's usual pay practices, each of the items listed in paragraphs (i)-(iv) of
          Section 3.l(b) above, and none of Employee's unvested Bonus Options or Performance Options shall vest following such Termination Date.

     (b) If the termination is by the Company, or by the Employee with Good Reason (as defined in Section 3.4(c)), Employee shall receive, in accordance with the Company's usual pay practices:

          (i) Each of the items listed in paragraphs (i) - (iv) of Section 3.1(b) above, through the Termination Date;

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          (ii)  For a period of twelve (12) months following such Termination
                Date (the "Severance Period"):

                (1)  Employee's Base Salary;

                (2) The Bonus applicable to the complete calendar year which ends within the Severance Period, plus a pro-rata share of the Bonus applicable to the subsequent calendar year, calculated by multiplying the Bonus for such year by a fraction, the numerator of which shall equal the number of days between January 1st and the final day of the Severance Period, and the denominator of which shall equal 365; and

                (3) Any benefits to which Employee is entitled under any Benefit Plan; provided, however, that Employee does not receive comparable benefits during such Severance Period from another source.

          (iii) Until termination of the Severance Period, with respect to Employee's Bonus Options and Performance Options. Employee shall be treated as employed by the Company. As a consequence, Employee's Bonus Options and Performance Options will continue to vest, in accordance with their designated schedules, until the end of the Severance Period, and such Options shall remain exercisable for a period of three (3) months following the end of the Severance Period. Following the Severance Period, no vesting of Employee's Bonus Options or Performance Options shall occur.

3.3  Termination in the Event of Death or Disability.  Employee's employment
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     shall terminate in the event of Death or Disability of Employee.
     "Disability" shall mean Employee's inability, as reasonably determined by the Eltrax Board of Directors, to perform the essential functions of his duties under this Agreement because of illness or incapacity for a continuous period of six (6) months. In the event of Employee's termination due to death or Disability, Employee shall receive each of the items listed in paragraphs (i) and (ii) of Section 3.2(b) above, all unvested Performance Options and Bonus Options shall immediately vest, and all such Options will remain exercisable through and including the end of the Severance Period, but in no event beyond such date.

3.4  Definitions:
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     (a)  "Termination Date" shall mean the effective date of termination specified in a Notice of Termination; provided, however, that in the case of Employee's death, the Termination Date shall be date of such death, and in the case

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          of Employee's Disability, the Termination Date shall be the date
          Eltrax provides written notice of such Disability to Employee.

     (b) "Notice of Termination" shall include a written notice of termination communicated to the other party hereto in accordance with Section 6.3 hereof; provided, however, that such Notice shall only be effective if it:

          (i) indicates the specific termination provision in this Agreement relied upon;

          (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, and

          (iii) states the effective date of termination.

     (c)  "Good Reason" means:

          (i) A material breach by the Company of the terms and conditions of this Agreement not cured within thirty (30) days after the Company's receipt of written notice describing such breach;

          (ii) The removal Of Employee as President or CEO of the Company, or Employee failing to be named as President and CEO of any company (or its parent) which acquires more than 50% of the outstanding stock of the Company; or

          (iii) Assuming no prior termination of this Agreement, for any reason, the failure of the Company on or prior to March 1, 2003, to offer Employee the opportunity to renew his employment for a period of twenty-four (24) months following March 31, 2003, on the same terms as set forth in Sections 1.1, 2.1-2.6 (other than Section 2.3(a)), and Articles 3, 4 and 5 herein.

             ARTICLE 4: CONFIDENTIALITY, DISCLOSURE AND ASSIGNMENT

4.1  Confidentiality. Employee will not, during the term or after the
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     termination or expiration of the term of employment, publish, disclose, or utilize in any manner any Confidential Information (as hereinafter defined) obtained while employed by the Company. If Employee leaves the employ of the Company, Employee will not, without its prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information. "Confidential Information" means information or material which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including: (a) information or material relating to the Company, and

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     its businesses as conducted or anticipated to be conducted, business plans, operations, past, current or anticipated software, products or services, customers or prospective customers, or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities; (b) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished works, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company's software, products or services; (c) any information marked "proprietary," "private," or "confidential"; (d) trade secrets; (e) software in any stage of development, including source code and binary code, software designs, specifications, programming aids (including subroutines and productivity tools), programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases; and (f) any similar information of the type described above which the Company obtained from another party and which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

4.2  Business Conduct and Ethics. During the term of employment with the
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     Company, Employee will engage in no activity or employment which materially conflicts with the interest of the Company, and will comply with all reasonable, nondiscriminatory Company policies and guidelines.

4.3  Survival.  The obligations of this Article 4 shall survive the expiration
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     or termination of Employee's employment.

                          ARTICLE 5: NON-COMPETITION

5.1  Non-Competition. Employee agrees that on and prior to the time he ceases to
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     provide services to the Company, or until the end of the Severance Period, if later:

     (a) Employee will not, directly or indirectly, alone or as a partner, member, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business which was under Employee's management or supervision at any time during the term of this Agreement or any part of the Company's business with respect to which Employee has Confidential Information. For purposes of this section, "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose voting stock is traded in a public market;

     (b) Employee will not divert, or by aid to others, do anything which would tend to divert, or may divert from the Company, any trade or business with any customer, supplier or vendor with whom the Company has had any contact or association; or

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     (c)  Outside the normal course of Employee's duties as President and Chief
          Executive Officer, take any affirmative action to induce or attempt to induce any person employed by the Company to leave the employment of the Company.

5.2  Enforcement. In addition to any other rights and remedies available to the
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     Company for breach of this Article 5, the Company shall be entitled to enforcement by court injunction.

5.3  Effect of Termination. Upon the termination of Employee's employment, no
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     additional compensation shall be paid for the non-competition obligation.

                         ARTICLE 6: GENERAL PROVISIONS

6.1  No Adequate Remedy. The parties acknowledge it is impossible to measure in
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     money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, in the event of a claim for equitable relief, each party hereby waives the claim or defense that the other has an adequate remedy at law.

6.2  Successors and Assigns. Except as otherwise provided herein, this Agreement
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     shall be binding upon and inure to benefit of the successors and assigns of the Company. This Agreement shall not be assignable by the Employee, but its economic terms shall inure to the benefit of the Employee's heirs and beneficiaries.

6.3  Notice. All notices, requests and demands given to or made pursuant hereto
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     shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address which:

     (a)  In the case of the Company shall be:

                                Eltrax Systems, Inc.
                                2000 Town Center, Suite 690
                                Southfield, Michigan 48075
                                Attn: Clunet R. Lewis

          With a copy to:

                                William E. Sider, Esq.
                                Jaffe, Raitt, Heuer & Weiss, P.C.
                                One Woodward Avenue, Suite 2400
                                Detroit, Michigan 48226

     (b)  In the case of Employee shall be:

                                Don G. Hallacy
                                4348 Granby Way
                                Marietta, Georgia 30062

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     Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed sent on the registered date or that stamped on the certified mail receipt, and shall be deemed received on the second business day thereafter.

6.4  Captions. The various headings or captions in this Agreement are for
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     convenience only and shall not affect the meaning or interpretation of this
     Agreement.

6.5  Governing Law. The validity, construction and performance of this
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     Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

6.6  Construction. Wherever possible, each provision of this Agreement shall be
     ------------
     interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid, all remaining clauses shall remain fully enforceable.

6.7  Waivers. No failure on the part of either party to exercise, and no delay
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     in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any partial exercise of any right or remedy hereunder preclude any exercise of that or any other right or remedy granted hereby by law.

6.8  Modification. This Agreement may not be and shall not be modified or
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     amended except by written instrument signed by all parties.

6.9  Entire Agreement. This Agreement constitutes the entire agreement and
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     understanding between the parties hereto in reference to all the matters herein agreed upon and supersedes all prior or contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

6.10 Arbitration. With the sole exception of the injunctive relief contemplated
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     by Section 5.2 of this Agreement, any controversy or claim arising out of any aspect of the relationship of the parties hereto, will be settled by binding arbitration in Atlanta, Georgia by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Georgia for this purpose.

6.11 Attorneys' Fees. In the event there is litigation or other proceedings
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     between the parties hereto with respect to their rights and obligations under this Agreement, the prevailing party in any such litigation shall be entitled to recover from the opposing party all reasonable attorneys' fees and expenses (including fees of accountants) incurred by the prevailing party in connection with such proceeding.

6.12 Venue: Jurisdiction. The parties agree that all actions or proceedings
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     arising in connection with this Agreement and the instruments, agreements and documents executed pursuant to the terms of this Agreement shall be tried, litigated and

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     arbitrated only in the courts of the United States located in the Northern
     District of Georgia, the Georgia state courts or the offices of the American Arbitration Association located nearest Atlanta, Georgia. The Employee irrevocably accepts for himself and in respect of his property, generally and unconditionally, the jurisdiction of such courts. The Employee irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to him, at his address as set forth in the records of the Company, such service to become effective ten (10) days after such mailing. Nothing in this Section 6.12 shall affect the right of any party to serve process in any other manner permitted by law. Employee irrevocably waives any right he may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 6.12.

6.13 Headings. The headings contained in this Agreement are for reference
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     purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.14 Indemnification. The Company acknowledges that it has reviewed that certain
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     Agreement Regarding Special Compensation and Post-Employment Restrictive
     Covenants by and between Employee and Sprint Corporation ("Sprint"), dated December 12, 1995 (the "Sprint Agreement"). The Company agrees that:

     (a) The Company will, at its own cost and expense, defend Employee in all suits, claims or other actions brought by Sprint against Employee which arise either directly, or indirectly, under or pursuant to enforcement of the restrictive employment covenants contained in
          Section 12 of the Sprint Agreement; and

     (b) To the extent that after adjudication of the Sprint Agreement Employee is restricted from complying with the terms and conditions of this Agreement (the "Injunctive Period"), Employee will continue to receive all compensation and associated benefits set forth herein as if such restrictions were not present; provided, however, that during the Injunctive Period Employee does not receive comparable compensation for services provided to persons other than the Company; and provided further, that to the extent permitted by law, Employee otherwise complies with the terms and conditions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMPLOYEE                              ELTRAX SYSTEMS, INC., together with
                                      its subsidiaries


/s/ Don G. Hallacy                    By: /s/ Clunet R. Lewis
----------------------------             --------------------------------
Don G. Hallacy                                    Clunet R. Lewis
                                      Its: Secretary

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